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                                                                    EXHIBIT 4.1
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                                                   AS AMENDED TO JANUARY 1, 1996

                       AMENDED ARTICLES OF INCORPORATION
                                       OF
                         AMCAST INDUSTRIAL CORPORATION
                         -----------------------------

        FIRST. The name of said Corporation shall be Amcast Industrial Corporation.

        SECOND.  The purpose or purposes of the Corporation shall be:

        (a) To manufacture, purchase, lease, or otherwise acquire and to hold, own, sell, lease, or dispose of, trade in or deal in castings and other allied, similar or related products of every kind and description.

        (b) To engage in any lawful act or activities for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

        THIRD. The place in the State of Ohio where the Corporation's principal office shall be located is Kettering, Montgomery County, Ohio.

        FOURTH. The maximum number of shares which the Corporation is authorized to have outstanding is 16,000,000 shares which shall be classified as follows:

        1,000,000 Preferred Shares without par value (hereinafter called "Preferred Shares"); and

        15,000,000 Common Shares without par value (hereinafter called "Common Shares").

        Section 1. The express terms and provisions of the Preferred Shares are as follows:

        1.1  Preferred Shares may be issued in series from time to time.
Within the limitations and restrictions set forth in this Article FOURTH, the Board of Directors is expressly authorized, at one time or from time to time, to adopt amendments to the Articles of Incorporation in respect of any authorized and unissued Preferred Shares to fix or alter the division of such shares into series, the designation and number of shares of each series, the dividend rates, redemption rights, redemption prices, liquidation prices, sinking fund requirements, conversion rights, and restrictions on issuance of shares of the same series or of any other class or series. The express terms and provisions of Preferred Shares of different series shall be identical
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except that there may be variations in respect of any or all of the particulars hereinbefore set forth in this subsection 1.1. In case the stated dividends or the amounts payable on dissolution, liquidation, or sale of assets of the Corporation are not paid in full, all Preferred Shares of all series shall participate ratably in the payment of dividends, including accumulations, if any, in proportion to the sums which would be payable thereon if all dividends thereon were paid in full, and, in any distribution of assets other than by way of dividends, in proportion to the same which would be payable on such distribution if all sums payable thereon to holders of Preferred Shares were discharged in full.

        1.2 The holders of Preferred Shares shall be entitled to receive when and as declared out of the surplus of the Corporation, subject to any limitations prescribed by statute, cash dividends at the respective rates and on the respective dates fixed by the Board of Directors for the shares of the several series of Preferred Shares, and no more. Dividends on each Preferred Share shall be cumulative from the date fixed therefor by the Board of Directors.

        1.3 Except as may be otherwise expressly provided in this Article FOURTH, the Corporation shall have the right to redeem the Preferred Shares of any one or more series at any time, either in whole or in such portions, as from time to time, the Board of Directors may determine, upon the payment to the respective holders thereof of the "General Redemption Price" thereof. The General Redemption Price for shares of each series shall be an amount equal to the sum of (a) the redemption price fixed by the Board of Directors for the shares of such series prior to the initial issuance of the first shares of such series; and (b) an amount equivalent to all accumulated and unpaid dividends on the shares to be redeemed to the date fixed for redemption (hereinafter referred to as the "Redemption Date"), whether or not such dividends shall have been earned or declared. In lieu of such payment the Corporation may deposit the General Redemption Price of the shares to be redeemed on or prior to the Redemption Date with such responsible bank or trust company as may be designated by the Board of Directors, in trust, for payment on or after the date of such deposit (without awaiting the Redemption Date) to the holders of Preferred Shares then to be redeemed. If less than the whole amount of outstanding Preferred Shares of any particular series shall be redeemed at any time, the shares thereof to be redeemed shall be selected by lot.

        Notice of any such redemption, in whole or in part, and of any such deposit made or to be made of such General Redemption Price, shall be mailed to each holder of





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Preferred Shares so to be redeemed, at his address registered with the
Corporation, not less than thirty days prior to the Redemption Date, and, if less than all of the said shares owned by such shareholders are to be redeemed, the notice shall specify the number of shares thereof which are to be redeemed. Such notice having been so given, or irrevocable written authority to the depositary having been given at the time of making the deposit provided for herein forthwith to give such notice, all rights of the respective holders of the said shares as shareholders of the Corporation by reason of the ownership of such shares, except the right to receive the General Redemption Price of such shares upon presentation and surrender of their respective certificates representing the said shares, shall cease from and after the Redemption Date (unless default shall be made by the Corporation in providing monies for the payment of the General Redemption Price), or, if the General Redemption Price shall have been deposited on or prior to the Redemption Date as above permitted, from and after the date of such deposit; provided, however, that in lieu of the right to receive the General Redemption Price, any rights of conversion or exchange may be exercised up to the close of business on the Redemption Date. If after such deposit any Preferred Shares so called shall be so converted or exchanged, the amount theretofore deposited with the depositary for the redemption thereof shall forthwith be paid over by it to the Corporation. Any other monies so deposited which shall remain unclaimed by the holders of Preferred Shares so called for redemption at the end of two years after the Redemption Date shall be paid by such depositary to the Corporation, after which the holders of such Preferred Shares shall look only to the Corporation for payment of the General Redemption Price thereof, without interest.

        1.4 Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, the holders of Preferred Shares shall be entitled to receive the following sums, before any payment shall be made to the holders of Common Shares with respect to payment upon dissolution, liquidation or sale of assets:

        (a) in case of any involuntary dissolution or liquidation or forced sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors for the shares of such series prior to the issuance of the first shares of such series, together with a sum, whether or not earned or declared, equivalent





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                 to all accumulated and unpaid dividends thereon to the date of such payment; or

        (b) in case of any voluntary dissolution or liquidation or voluntary sale of all or substantially all the assets of the Corporation, each Preferred Share of each series shall be entitled to receive the amount fixed for such contingency by the Board of Directors for the shares of such series prior to the initial issuance of the first shares of such series, together with a sum, whether or not earned or declared, equivalent to all accumulated and unpaid dividends thereon to the date of such payment.

        After all sums payable on the Preferred Shares as herein provided upon a particular contingency shall have been paid in full, but not prior thereto, the Common Shares shall be entitled to payment of all other sums then distributable. For the purposes of this subsection 1.4, a consolidation or merger of the Corporation with or into any other corporation, or a consolidation or merger of any other corporation with or into the Corporation shall not be deemed a dissolution, liquidation or sale of assets.

        1.5 The holders of Preferred Shares shall be entitled to one vote for each Preferred Share held by them respectively.

        1.6 So long as any of the Preferred Shares shall remain outstanding, no dividend (other than dividends payable in Common Shares) shall be paid, nor shall any distribution (by purchase, redemption, payment to any sinking fund, or otherwise, other than stock splits) be made, on any of the Common Shares unless:

        (a) all dividends on all outstanding Preferred Shares shall have been paid and full dividends thereon for the then current quarterly dividend period shall have been declared and a sum sufficient for the payment thereof set apart therefor; and

        (b) the Corporation shall not be in arrears in respect of any sinking fund obligation in respect of any series of Preferred Shares.

        1.7 Preferred Shares acquired by the Corporation through the exercise by the holders thereof of any conversion privilege shall not be reissued except as hereinafter provided. Such shares and any other Preferred





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Shares acquired otherwise than through the operation of any sinking fund and not used to reduce the amount of any sinking fund installment shall, upon compliance with such provisions of law relating to the retirement of shares as may be applicable, have the status of authorized and unissued Preferred Shares which are unclassified into any series. Preferred Shares acquired by the Corporation through the operation of any sinking fund or which have been used to reduce the amount of any sinking fund installment shall be cancelled and not reissued, and the Corporation shall from time to time take appropriate corporate action to reduce the authorized number of Preferred Shares accordingly.

        Section 2. The express terms and provisions of the Common Shares are as follows:

        2.1 The rights and preferences of the Common Shares shall be subject in all respects to the rights and preferences of the Preferred Shares in the manner and to the extent provided in this Article FOURTH.

        2.2 The Common Shares shall rank junior to the Preferred Shares with respect to the payment of dividends. Out of the assets of the Corporation available for dividends remaining after there shall have been paid or declared and set apart for payment full dividends on the Preferred Shares, and subject to the restrictions or limitations contained in the express terms and provisions of any series of Preferred Shares, dividends may be declared and paid upon the Common Shares, but only when and as determined by the Board of Directors.

        2.3 The Common Shares shall rank junior to the Preferred Shares with respect to payment upon dissolution, liquidation or sale of the assets of the Corporation. Upon the dissolution, liquidation or sale of all or substantially all the assets of the Corporation, after there shall have been paid to or set apart for holders of the Preferred Shares the full preferential amounts to which they are entitled, the holders of Common Shares shall be entitled to receive pro rata all of the remaining assets of the Corporation available for distribution to its shareholders.

        2.4 The holders of Common Shares shall be entitled to one vote for each Common Share held by them respectively.

        Section 3. No shareholder of the Corporation shall have the right to vote cumulatively in the election of directors of the Corporation.





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        FIFTH.  The Corporation, through its Board of Directors, shall have the right and power to purchase any of its outstanding shares of stock at such price and upon such terms as may be agreed upon between the Corporation and the selling shareholder or shareholders.

        SIXTH. Notwithstanding any provisions of the Ohio Revised Code now or hereafter in force providing for any action for the vote, consent, waiver, or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or of any class or classes of shares thereof, such action, unless otherwise expressly required by statute or by these Amended Articles of Incorporation, may be taken by the vote, consent, waiver, or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

        SEVENTH. Notwithstanding the foregoing, the affirmative vote of the holders of shares entitling them to exercise as least four-fifths of the voting power of the Corporation shall be required:

        (a) To approve (i) the sale, exchange, lease, transfer, or other disposition by the Corporation of all, or substantially all, of its assets or business to a related corporation or an affiliate of a related corporation, (ii) the consolidation of the Corporation with or its merger into a related corporation or an affiliate of a related corporation, or (iii) the merger into the Corporation of a related corporation, or (iv) a combination or majority share acquisition in which the Corporation is the acquiring corporation and its voting shares are issued or transferred to a related corporation or an affiliate of a related corporation or to shareholders of a related corporation or an affiliate of a related corporation; or

        (b) to approve any agreement, contract, or other arrangement with a related corporation providing for any of the transactions described in subparagraph (a) above.

        For the purpose of this Article SEVENTH, (i) a "related corporation" in respect of a given transaction shall be any corporation which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, more than 5% of the shares of any class of outstanding shares of the Corporation entitled to vote upon such transaction, as of the record date used to determine





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the shareholders of the Corporation entitled to vote upon such transaction;
(ii) an "affiliate" of a related corporation shall be any individual, joint venture, trust, partnership, or corporation which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the related corporation; (iii) an "associated person" of a related corporation shall be any officer or director or any beneficial owner, directly or indirectly, of 10% or more of any class of equity security of such related corporation or any of its affiliates; (iv) the terms "combination", or "majority share acquisition" and "acquiring corporation" shall have the same meaning as that contained in Section 1701 of the Ohio General Corporation Law or any similar provision hereafter enacted.

        The determination of the Board of Directors of the Corporation, based on information known to the Board of Directors and made in good faith, shall be conclusive as to whether any corporation is a related corporation as defined in this Article SEVENTH.

        The provisions of this Article SEVENTH shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale or lease of all, or substantially all, of the assets of the Corporation to, or any sale or lease to the Corporation, or any subsidiary thereof, in exchange for securities of the Corporation of any assets of, any corporation if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction prior to the time that such other corporation shall have become a holder of more than 20% of the outstanding shares of stock of the Corporation entitled to vote in elections of Directors; or (ii) any merger or consolidation of the Corporation with, or any sale or lease to the Corporation, or any subsidiary thereof, of any of the assets of, any corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of Directors is owned of record or beneficially by the Corporation and its subsidiaries.

        No amendment to the Articles of Incorporation of the Corporation shall amend, alter, change, or repeal any of the provisions of this Article SEVENTH, unless the amendment effecting such amendment, alteration, change, or repeal shall receive the affirmative vote or consent of the holders of shares entitling them to exercise at lease four-fifths of the voting power of the Corporation.





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        EIGHTH.  No holder of shares of the Corporation of any class, as such, shall have any preemptive right to purchase or subscribe for shares of the Corporation, of any class, or other securities of the Corporation, of any class, whether now or hereafter authorized.





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